Exhibit 99.1

CERNER ANNOUNCES AMENDMENT TO SHARE REPURCHASE PROGRAM

KANSAS CITY, Mo. — May 27, 2014 — Cerner Corporation (Nasdaq: CERN) today announced that its board of directors approved an amendment to its stock repurchase program on May 23, 2014, at its regularly scheduled Board meeting, authorizing the repurchase of up to an additional $100 million of its common stock. This expands the $217 million repurchase program that was approved on Dec. 12, 2013, bringing the total to $317 million. The company plans to repurchase shares from time-to-time in the open market, by block purchase, or possibly through other transactions managed by broker-dealers. No time limit was set for completion of the program.

"At current prices, we believe the repurchase of our stock is a good use of funds," stated Neal Patterson, Cerner chairman, CEO and co-founder. "This program reflects our commitment to enhancing long-term shareholder value and our confidence in Cerner's prospects as a leader in the growing health care industry."

About Cerner
Cerner’s health information technologies connect people, information, and systems, at approximately 14,000 facilities worldwide. Recognized for innovation, Cerner solutions assist clinicians in making care decisions and enable organizations to manage the health of populations. The company provides clients with a wide range of in-house services, as well as an integrated clinical and financial system to help organizations manage revenue. Cerner’s mission is to contribute to the systemic improvement of health care delivery and the health of communities. Nasdaq: CERN. For more information about Cerner, please visit www.cerner.com, check out our blog at www.cerner.com/blog and connect with us on Twitter at www.twitter.com/cerner and on Facebook at www.facebook.com/cerner.

Certain trademarks, service marks and logos set forth herein are property of Cerner Corporation and/or its subsidiaries. All other non-Cerner marks are the property of their respective owners.

Cerner Media Contact: Kate O'Neill Rauber, (816) 888-2880, c_oneillrauber.kate@cerner.com
Cerner Investors Contact: Allan Kells, (816) 201-2445, akells@cerner.com

This release contains forward-looking statements that involve a number of risks and uncertainties. It is important to note that the Company's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words "plans", "believe", or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; risks associated with our non-U.S. operations; risks associated with our ability to effectively hedge exposure to fluctuations in foreign currency exchange rates; the potential for tax legislation initiatives that could adversely affect our tax position and/or challenges to our tax positions in the United States and non-U.S. countries; risks associated with our recruitment and retention of key personnel; risks related to our dependence on third party suppliers; risks inherent with business acquisitions and combinations; the potential for losses resulting from asset impairment charges; risks associated with volatility and disruption resulting from global economic conditions; managing growth in the new markets in which we offer solutions, health care devices and services; changing political, economic, regulatory and judicial influences; government regulation; significant competition and market changes; variations in our

Exhibit 99.1

quarterly operating results; potential inconsistencies in our sales forecasts compared to actual sales; volatility in the trading price of our common stock and the timing and volume of market activity; our directors' authority to issue preferred stock and the anti-takeover provisions in our corporate governance documents; and material adverse resolution of legal proceedings. Additional discussion of these and other risks, uncertainties and factors affecting the Company's business is contained in the Company's periodic filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. The Company undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.